EXHIBIT 99.1

Yelp's Strategic Initiatives Drove Strong First Quarter 2022 Results

First quarter Net Revenue increased by 19% year over year to $277 million

Net Loss improved by $5 million year over year to ($1) million

Adjusted EBITDA increased by 10% year over year to $48 million

SAN FRANCISCO--(BUSINESS WIRE)--May 5, 2022--Yelp Inc. (NYSE: YELP), the company that connects people with great local businesses, today posted its financial results for the first quarter ended March 31, 2022 in the Q1 2022 Shareholder Letter available on its Investor Relations website at www.yelp-ir.com.

“Our strong start to the year was driven by the continued execution of our long-term strategy and the strong demand for Yelp’s advertising products,” said Jeremy Stoppelman, Yelp co-founder and chief executive officer. “Our first quarter results reflect the value we’re delivering to our advertisers, with year-over year growth in both the number of business locations that advertised on Yelp and the average amount each location chose to spend on our platform. We believe that the strength of our broad-based advertising model positions us well to deliver on our plan for the year and drive shareholder value over the long term.”

“Led by growth in our most efficient channels, self-serve and multi-location, first-quarter net revenue reached a new quarterly high, increasing by 19% year over year,” said David Schwarzbach, Yelp’s chief financial officer. “We’re pleased by these strong results and currently expect Net revenue to come in towards the high end of our business outlook range for the full year. We plan to continue prioritizing investments in areas that we believe will drive profitable growth, including product development and marketing.”

Quarterly Conference Call
Yelp will host a live Q&A session today at 2:00 p.m. Pacific Time to discuss the first quarter financial results and outlook for the second quarter and full year of 2022. The webcast of the Q&A can be accessed on the Yelp Investor Relations website at www.yelp-ir.com. A replay of the webcast will be available at the same website.
About Yelp
Yelp Inc. (www.yelp.com) connects people with great local businesses. With trusted local business information, photos, and review content, Yelp provides a one-stop local platform for consumers to discover, connect, and transact with local businesses of all sizes by making it easy to request a quote, join a waitlist, and make a reservation, appointment, or purchase. Yelp was founded in San Francisco in July 2004.
Yelp intends to make future announcements of material financial and other information through its Investor Relations website. Yelp will also, from time to time, disclose this information through press releases, filings with the Securities and Exchange Commission, conference calls, or webcasts, as required by applicable law.

Forward-Looking Statements
This press release contains forward-looking statements relating to, among other things, Yelp’s future performance, its investment plans, and its ability to deliver on its plan for the year and shareholder value over the long term,that are based on its current expectations, forecasts, and assumptions that involve risks and uncertainties.

Yelp’s actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to:

•fluctuations in the number of COVID-19 cases and the spread of COVID-19 variants, the vaccination rate in the United States, and any reimposition of COVID-19-related public health restrictions;
•the pace of economic recovery in local economies and the United States generally;
•Yelp’s ability to maintain and expand its base of advertisers, particularly as many businesses continue to face macroeconomic challenges, including labor and supply chain difficulties;
•Yelp’s ability to continue to operate effectively with a primarily remote work force and attract and retain key talent;
•Yelp’s limited operating history in an evolving industry; and
•Yelp’s ability to generate and maintain sufficient high-quality content from its users.

Factors that could cause or contribute to such differences also include, but are not limited to, those factors that could affect Yelp’s business, operating results and stock price included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Yelp’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q at www.yelp-ir.com or the SEC’s website at www.sec.gov.

Investor Relations Contact:
Kate Krieger
ir@yelp.com

Press Contact:
Amber Albrecht
press@yelp.com

YELP INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$465,121	$479,783
Accounts receivable, net	111,762	107,358
Prepaid expenses and other current assets	60,458	57,536
Total current assets	637,341	644,677
Property, equipment and software, net	83,138	83,857
Operating lease right-of-use assets	132,029	140,785
Goodwill	104,317	105,128
Intangibles, net	10,020	10,673
Restricted cash	794	858
Other non-current assets	77,267	64,550
Total assets	$1,044,906	$1,050,528

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$146,283	$119,620
Operating lease liabilities — current	41,130	40,237
Deferred revenue	8,218	4,156
Total current liabilities	195,631	164,013
Operating lease liabilities — long-term	117,398	127,979
Other long-term liabilities	7,528	7,218
Total liabilities	320,557	299,210

Stockholders' equity:
Common stock	—	—
Additional paid-in capital	1,547,337	1,522,572
Treasury stock	(2,886)	—
Accumulated other comprehensive loss	(11,903)	(11,090)
Accumulated deficit	(808,199)	(760,164)
Total stockholders' equity	724,349	751,318
Total liabilities and stockholders' equity	$1,044,906	$1,050,528

YELP INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Net revenue	$276,628	$232,096

Costs and expenses:
Cost of revenue (1)	23,429	14,874
Sales and marketing (1)	126,097	112,909
Product development (1)	80,685	67,992
General and administrative (1)	39,383	31,861
Depreciation and amortization	11,490	13,083
Restructuring	—	20
Total costs and expenses	281,084	240,739
Loss from operations	(4,456)	(8,643)
Other income, net	929	705
Loss before income taxes	(3,527)	(7,938)
Benefit from income taxes	(2,612)	(2,142)
Net loss attributable to common stockholders	$(915)	$(5,796)

Net loss per share attributable to common stockholders
Basic	$(0.01)	$(0.08)
Diluted	$(0.01)	$(0.08)

Weighted-average shares used to compute net loss per share attributable to common stockholders
Basic	71,639	75,245
Diluted	71,639	75,245

(1) Includes stock-based compensation expense as follows:
	Three Months Ended March 31,
	2022	2021
Cost of revenue	$1,305	$1,108
Sales and marketing	8,655	8,397
Product development	23,125	20,753
General and administrative	7,975	8,987
Total stock-based compensation	$41,060	$39,245

YELP INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Operating Activities
Net loss	$(915)	$(5,796)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	11,490	13,083
Provision for doubtful accounts	7,562	3,289
Stock-based compensation	41,060	39,245
Noncash lease cost	8,453	10,779
Deferred income taxes	(11,074)	(2,406)
Amortization of deferred cost	4,039	3,401
Other adjustments, net	248	14
Changes in operating assets and liabilities:
Accounts receivable	(11,968)	(3,639)
Prepaid expenses and other assets	(7,494)	491
Operating lease liabilities	(9,492)	(6,871)
Accounts payable, accrued liabilities and other liabilities	27,994	7,341
Net cash provided by operating activities	59,903	58,931

Investing Activities
Purchases of property, equipment and software	(6,636)	(6,005)
Other investing activities	61	29
Net cash used in investing activities	(6,575)	(5,976)

Financing Activities
Proceeds from issuance of common stock for employee stock-based plans	540	6,049
Taxes paid related to the net share settlement of equity awards	(18,487)	(16,803)
Repurchases of common stock	(50,006)	(49,528)
Net cash used in financing activities	(67,953)	(60,282)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(101)	68

Change in cash, cash equivalents and restricted cash	(14,726)	(7,259)
Cash, cash equivalents and restricted cash — Beginning of period	480,641	596,540
Cash, cash equivalents and restricted cash — End of period	$465,915	$589,281

Non-GAAP Financial Measures
This press release and statements made during the above referenced webcast may include information relating to Adjusted EBITDA and Adjusted EBITDA margin, each of which the Securities and Exchange Commission has defined as a "non-GAAP financial measure."

We define Adjusted EBITDA as net income (loss), adjusted to exclude: provision for (benefit from) income taxes; other income, net; depreciation and amortization; stock-based compensation expense; and, in certain periods, certain other income and expense items, such as restructuring costs. We define Adjusted EBITDA margin as Adjusted EBITDA divided by net revenue.

Adjusted EBITDA, which is not prepared under any comprehensive set of accounting rules or principles, has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of Yelp’s financial results as reported in accordance with generally accepted accounting principles in the United States (“GAAP”). In particular, Adjusted EBITDA should not be viewed as a substitute for, or superior to, net income (loss) prepared in accordance with GAAP as a measure of profitability or liquidity. Some of these limitations are:

•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA does not reflect changes in, or cash requirements for, Yelp's working capital needs;
•Adjusted EBITDA does not reflect the impact of the recording or release of valuation allowances or tax payments that may represent a reduction in cash available to Yelp;
•Adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation;
•Adjusted EBITDA does not take into account any income or costs that management determines are not indicative of ongoing operating performance, such as restructuring costs; and
•other companies, including those in Yelp’s industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider Adjusted EBITDA and Adjusted EBITDA margin alongside other financial performance measures, net income (loss) and Yelp’s other GAAP results.
The following is a reconciliation of net loss to Adjusted EBITDA, as well as the calculation of net loss margin and Adjusted EBITDA margin, for each of the periods indicated (in thousands, except percentages; unaudited):

	Three Months Ended March 31,
	2022	2021
Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(915)	$(5,796)
Benefit from income taxes	(2,612)	(2,142)
Other income, net	(929)	(705)
Depreciation and amortization	11,490	13,083
Stock-based compensation	41,060	39,245
Restructuring	—	20
Adjusted EBITDA	$48,094	$43,705

Net revenue	$276,628	$232,096
Net loss margin	—%	(2)%
Adjusted EBITDA margin	17%	19%